SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SYNCHRONOSS TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

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April 10, 2009

Dear Stockholder:

I am pleased to invite you to our 2009 Annual Meeting of Stockholders, which will be held on May 14, 2009, at 10:00 a.m. (local time), at the Bridgewater Marriott Hotel, 700 Commons Way in Bridgewater, New Jersey.

At the meeting, we will be electing two members of our Board of Directors, as well as considering ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the 2009 fiscal year.

Enclosed are the following:

•	our Notice of Annual Meeting of Stockholders and Proxy Statement for 2009;

•	our Annual Report on Form 10-K for 2008; and

•	a proxy card with a return envelope to record your vote.

We encourage you to read these materials carefully.

It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY OR VOTING INSTRUCTION CARD IN THE PRE-ADDRESSED ENVELOPE PROVIDED, OR VOTE VIA THE INTERNET ACCORDING TO THE INSTRUCTIONS IN THE PROXY STATEMENT, AS SOON AS POSSIBLE TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. If you attend the Annual Meeting, you may vote your shares in person even though you have previously voted by proxy if you follow the instructions in the Proxy Statement. As discussed in the Proxy Statement, returning the proxy or voting instruction card does not deprive you of your right to attend the Annual Meeting.

If you have any questions concerning the annual meeting or the proposals, please contact our Investor Relations department at (800) 575-7606. For questions regarding your stock ownership or voting, you may contact our transfer agent, American Stock Transfer & Trust Co., by e-mail through their website at www.amstock.com or by phone at (800) 937-8124 (within the U.S. and Canada) or (718) 921-8124 (outside the U.S. and Canada).

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Synchronoss Technologies.

Sincerely,

Stephen G. Waldis
Chairman of the Board

Bridgewater, New Jersey
April 10, 2009

The use of cameras at the Annual Meeting is prohibited and they will not be allowed into the meeting or any other related areas, except by credentialed media. We realize that many cellular phones have built-in digital cameras, and while these phones may be brought into the venue, the camera function may not be used at any time.

SYNCHRONOSS TECHNOLOGIES, INC.
750 Route 202 South, Suite 600
Bridgewater, New Jersey 08807

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on May 14, 2009

To the Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Synchronoss Technologies, Inc., a Delaware corporation. The meeting will be held at the Bridgewater Marriott Hotel, 700 Commons Way, Bridgewater, New Jersey, on May 14, 2009, at 10:00 a.m. (local time) for the following purposes:

1. To elect two members of the Company’s Board of Directors to serve until the 2012 annual meeting of stockholders of the Company;

2. To ratify the selection by the Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ended December 31, 2009; and

3. To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on March 31, 2009 are entitled to vote at the Annual Meeting and at any adjournments or postponements of the meeting. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at Synchronoss’ principal executive offices at the address listed above for the ten-day period prior to the Annual Meeting.

By order of the Board of Directors

Ronald J. Prague
Secretary

Bridgewater, New Jersey
April 10, 2009

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to be held on May 14, 2009

The proxy statement and annual report to stockholders and the means to vote by Internet are available at www.synchronoss.com.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card, or vote via the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must provide a valid proxy issued in your name from that record holder.

SYNCHRONOSS TECHNOLOGIES, INC.
750 Route 202 South, Suite 600
Bridgewater, New Jersey 08807

PROXY STATEMENT
FOR THE
2009 ANNUAL MEETING OF STOCKHOLDERS
MAY 14, 2009

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of Synchronoss Technologies, Inc. (sometimes referred to as the “Company” or “Synchronoss”) is soliciting your proxy to vote at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy on the Internet. The Company intends to mail this Proxy Statement and accompanying proxy card on or about April 10, 2009 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on March 31, 2009 will be entitled to vote at the Annual Meeting. On this record date, there were 30,881,898 shares of common stock of the Company (“Common Stock”) outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting (one vote per share of Common Stock) in connection with the matters set forth in this Proxy Statement. A list of stockholders entitled to vote at the meeting will be available for inspection at Synchronoss’ principal executive offices at 750 Route 202 South, Suite 600, Bridgewater, New Jersey for the ten-day period prior to the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If on March 31, 2009 your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record and may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on March 31, 2009 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

At the Annual Meeting, there are two matters scheduled for a vote of the stockholders:

•	Election of each of William J. Cadogan and Stephen G. Waldis as members to the Company’s Board of Directors to serve until the 2012 annual meeting of stockholders or until his successor has been duly elected and qualified; and

•	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2009.

How do I vote?

You may either vote “For” the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card or vote by proxy on the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted. You may vote in person at the Annual Meeting only if you bring a form of personal picture identification with you. You may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote on the Internet, go to http://www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the eleven-digit number beneath the account number on the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Daylight Time on May 13, 2009 to be counted.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received instructions for granting proxies with these proxy materials from that organization rather than from the Company. A number of brokers and banks participate in a program provided through Broadridge Financial Services (formerly known as ADP Investor Communication Services) which enables beneficial holders to grant proxies to vote shares via telephone or the Internet. If your shares are held by a broker or bank that participates in the Broadridge program, you may grant a proxy to vote those shares telephonically by calling the telephone number on the instructions received from your broker or bank, or via the Internet at Broadridge’s website at http://www.proxyvote.com.

To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of March 31, 2009.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of the nominees for directors and “For” the election of each of William J. Cadogan and Stephen G. Waldis as members of the Company’s Board of Directors and “For” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ended December 31, 2009. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to the Secretary of the Company at 750 Route 202 South, Suite 600, Bridgewater, New Jersey 08807.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What if I share an address with another stockholder?

A number of brokers with account holders who are Synchronoss Technologies, Inc. stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Synchronoss Technologies, Inc., 750 Route 202 South, Suite 600, Bridgewater, NJ 08807 Attn: Secretary or contact Ronald J. Prague, Secretary at (866) 620-3940. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes.

What vote is required to approve each proposal?

•	Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. An instruction to “Withhold” authority to vote for one or more of the nominees will result in those nominees receiving fewer votes, but will not count as a vote against the nominees. Abstentions and “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) will have no effect on the outcome of the election of candidates for directors. Because the election of directors is a matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

•	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2009, the Company must receive a “For” vote from the majority of all of the outstanding shares that are present in person or represented by proxy, and cast affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted “For” or “Against” the proposal and will have no effect on the proposal.

If there are insufficient votes to approve any of the above matters, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposals. If the Annual Meeting is adjourned for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you revoke or withdraw your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of the voting power of all outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 30,881,898 shares of Common Stock outstanding and entitled to vote. Thus, 15,440,950 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote (or one is submitted on your behalf by your broker, bank or other agent) or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the second quarter of 2009.

When are stockholder proposals due for next year’s Annual Meeting?

If you wish to submit a proposal for inclusion in next year’s proxy materials or nominate a director, your proposal must be in proper form according to SEC Regulation 14A and Rule 14a-8, in conformance with the Company’s By-laws and submitted in writing to Synchronoss Technologies, Inc., 750 Route 202 South, Suite 600, Bridgewater, New Jersey 08807 Attn: Secretary to be received no later than the close of business on December 16, 2009. If you wish to submit a proposal to be presented at the 2009 Annual Meeting of Stockholders but which will not be included in the Company’s proxy materials, your proposal must be submitted in writing and in conformance with our Bylaws to Synchronoss Technologies, Inc., 750 Route 202 South, Suite 600, Bridgewater, New Jersey 08807 Attn: Secretary not before January 29, 2010 and no later than February 28, 2010. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included. You are advised to review the Company’s By-laws, which contain additional requirements about advance notice of stockholder proposals and director nominations. You may obtain a copy of the Company’s By-laws by writing to Synchronoss Technologies, Inc., 750 Route 202 South, Suite 600, Bridgewater, New Jersey 08807, Attn: Secretary.

Corporate Governance and Board Matters

Board of Directors and Committees of the Board

There are currently six (6) members of the Board of Directors:

William J. Cadogan
Charles E. Hoffman
Thomas J. Hopkins
James M. McCormick
Donnie M. Moore
Stephen G. Waldis

Meetings.  During 2008, our Board of Directors held four regular meetings and seven special meetings. Each director attended at least 75% of the meetings of our Board of Directors and of each committee of which he served as a member during the period in which he served. Each director attended our 2008 Annual Meeting of Stockholders other than Mr. Moore.

Independence of our Board of Directors.  As required under the Nasdaq Global Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must quality as “independent”, as affirmatively determined by the board of directors. Our Board of Directors consults with our counsel to ensure that its determinations are consistent with all relevant laws and regulations regarding the definition of independent, including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time. Consistent with those considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and us, our senior management and our independent registered public accounting firm, our Board of Directors has affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards except for Stephen G. Waldis and James M. McCormick.

As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Mr. Cadogan presides over these executive sessions. Stockholders interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a director, or to the independent directors generally, in care of Synchronoss Technologies, Inc. at 750 Route 202 South, Suite 600, Bridgewater, New Jersey 08807, Attn: Secretary. Our Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the Secretary will forward it, depending on the subject matter, to the chairperson of a committee of our Board of Directors or a particular director, as appropriate.

Board Structure and Committees.  Our Board of Directors has established an Audit Committee, a Compensation Committee, a Business Development Committee and a Nominating/Corporate Governance Committee. Our Board of Directors has delegated various responsibilities and authority to its committees as generally described below. Our Board of Directors has determined that each member of our Audit, Compensation, Business Development and Nominating/Corporate Governance Committees other than Mr. Waldis meets applicable rules and regulations regarding “independence” and that each such member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to us. The following table provides membership and meeting information for each of our Board of Directors committees during 2008:

							Nominating/Corporate
Name	Audit		Compensation		Business Development		Governance

Stephen G. Waldis					X
William J. Cadogan	X		X	(1)	X	(1)	X	(1)
Charles E. Hoffman			X				X
Thomas J. Hopkins	X		X		X
James McCormick
Donnie M. Moore	X	(1)					X
Total meetings in fiscal year 2008	9		10		5		2

(1)	Committee Chairperson

Audit Committee.  Our Audit Committee of our Board of Directors reviews and monitors our corporate financial statements and reporting and our external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial statements. Our Audit Committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. Our Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. All related party transactions will be approved by our Audit Committee before we enter into them. Our Audit Committee charter can be found on the investor relations section of our website at www.synchronoss.com. Three directors comprise our Audit Committee: Thomas J. Hopkins, William J. Cadogan and Donnie M. Moore. Mr. Moore replaced Mr. Hopkins as the Chairman of our Audit Committee in May 2008. Our Audit Committee met nine times during 2008.

Our Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). In addition to qualifying as independent under the Nasdaq rules, each member of our Audit Committee can read and has an understanding of fundamental financial statements. Our Board of Directors has determined that Donnie M. Moore, Chairman of the Audit Committee, and Thomas J. Hopkins are audit committee financial experts as defined by Item 407(d) of Regulation S-K of the Exchange Act. Our Board of Directors made a qualitative assessment of Messrs. Hopkins’ and Moore’s level of knowledge and experience based on a number of factors, including his formal education and experience. The designation does not impose on Messrs. Hopkins or Moore any duties, obligations or liability that are greater than are generally imposed on them as members of our Audit Committee and our Board of Directors, and their designation as Audit Committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our Audit Committee or Board of Directors.

Compensation Committee.  Our Compensation Committee of our Board of Directors reviews, makes recommendations to our Board and approves our compensation policies and all forms of compensation and other benefits to be provided to our employees (including our executive officers and directors), including, among other things, annual salaries, bonuses, stock options, restricted stock grants and other incentive compensation arrangements. In addition, our Compensation Committee administers our stock option plans, including reviewing and granting stock options and restricted stock grants, with respect to our directors and employees (including executive officers). Our Compensation Committee also reviews and approves other aspects of our compensation policies and matters. Our Compensation Committee has also established a Key Employee Stock Options Committee whose purpose is to approve stock option grants to our newly hired employees subject to guidelines previously approved by our Compensation Committee. Our Compensation Committee appointed Stephen G. Waldis as the sole member of this committee. Our Key Employee Stock Options Committee met eleven times in 2008. A more detailed description of our Compensation Committee’s functions can be found in our Compensation Committee charter. The charter can be found on the investor relations section of our website at www.synchronoss.com. All members of our Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). Our Compensation Committee met ten times during 2008. Three directors comprise our Compensation Committee: William J. Cadogan, Charles E. Hoffman and Thomas J. Hopkins.

Neither Mr. Waldis, our Chief Executive Officer, nor Mr. Irving, our Chief Financial Officer, participates in the determination of his own compensation or the compensation of directors. However, Mr. Waldis and Mr. Irving do make recommendations to our Compensation Committee regarding the amount and the form of the compensation of the other executive officers and key employees and often participate in our Compensation

Committee’s deliberations about their compensation. No other executive officers participate in the determination of the amount or form of the compensation of executive officers or directors.

Our Compensation Committee has retained Watson Wyatt Worldwide, a human resources consulting firm (“Watson Wyatt”), as its independent compensation consultant. Watson Wyatt serves at the pleasure of our Compensation Committee rather than us and their fees are approved by our Compensation Committee. From time to time, Watson Wyatt provides our Compensation Committee with data about the compensation paid by our peer group and other employers who compete with us for executive talent, and is available to advise our Compensation Committee regarding all of its responsibilities as well as on new developments in areas that fall within our Compensation Committee’s jurisdiction.

Compensation Committee Interlocks and Insider Participation.  None of the members of our Compensation Committee was at any time during the 2008 fiscal year an officer or employee of ours. No executive officer serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. In 2008, we did not make any loans to directors or executive officers relating to purchases of our Common Stock or for any other purpose.

Nominating/Corporate Governance Committee.  Our Nominating/Corporate Governance Committee of our Board of Directors reviews and reports to our Board of Directors on a periodic basis with regard to matters of corporate governance, and reviews, assesses and makes recommendations on the effectiveness of our corporate governance policies. In addition, our Nominating/Corporate Governance Committee reviews and makes recommendations to our Board of Directors regarding the size and composition of our Board of Directors and the appropriate qualities and skills required of our directors in the context of the then current make-up of our Board of Directors. In considering nominees for our Board of Directors, our Nominating/Corporate Governance Committee considers each candidate’s independence, personal and professional integrity, financial literacy or other professional or business experience relevant to an understanding of our business, ability to think and act independently and with sound judgment and ability to serve our stockholders’ long-term interests. These factors, and others as considered useful by our Nominating/Corporate Governance Committee, are reviewed in the context of an assessment of the perceived needs of our Board of Directors at a particular point in time. As a result, the priorities and emphasis of our Nominating/Corporate Governance Committee and of our Board of Directors may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective directors.

Our Nominating/Corporate Governance Committee charter can be found on the investor relations section of our website at www.synchronoss.com. The members of our Nominating/Corporate Governance Committee are William J. Cadogan, Charles E. Hoffman and Donnie M. Moore. All members of our Nominating/Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). Our Nominating/Corporate Governance Committee held two meetings during 2008. Our Nominating/Corporate Governance Committee has established procedures for the nomination process and leads the search for, selects and recommends candidates for election to our Board of Directors. Consideration of new director candidates typically involves a series of committee discussions, the review of information concerning candidates and interviews with selected candidates. Candidates for nomination to our Board of Directors typically have been suggested by other members of our Board of Directors or by our executive officers. From time to time, our Nominating/Corporate Governance Committee may engage the services of a third-party search firm to identify director candidates. Our Nominating/Corporate Governance Committee also considers candidates proposed in writing by stockholders, provided such proposal meets the eligibility requirements for submitting stockholder proposals for inclusion in our next proxy statement and is accompanied by certain required information about the candidate. Candidates proposed by stockholders will be evaluated by our Nominating/Corporate Governance Committee using the same criteria as for all other candidates.

Business Development Committee.  The Business Development Committee of our Board of Directors reviews certain strategic business development and growth opportunities and recommends those that it determines are in line with our short term and long term strategic goals. Our Business Development

Committee charter can be found on the investor relations section of our website at www.synchronoss.com. The members of our Business Development Committee are William J. Cadogan, Thomas J. Hopkins and Stephen G. Waldis. All members of our Business Development Committee other than Mr. Waldis are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). Our Business Development Committee held five meetings during 2008.

Code of Business Conduct.  Our Board of Directors has adopted a code of business conduct that applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and directors. The full text of our code of business conduct is posted on our website at www.synchronoss.com. If we make any substantive amendments to the code of business conduct or grant any waiver from a provision of the code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website. In addition, our Board of Directors has established an annual self-evaluation process to analyze and review their performance. The Board of Directors reviews such results with the intention to utilize them to enhance the Board of Directors’ effectiveness.

Stockholder Communications with our Board of Directors

Stockholders may communicate with our Board of Directors by sending a letter to Synchronoss Technologies, Inc., 750 Route 202 South, Suite 600, Bridgewater, New Jersey 08807, Attention: Secretary. Each such communication should set forth (i) the name and address of such stockholder as they appear on our books and, if the shares of our Common Stock are held by a nominee, the name and address of the beneficial owner of such shares and (ii) the number of shares of our Common Stock that are owned of record by such record holder and beneficially by such beneficial owner. The Secretary will review all communications from stockholders and regularly forward to our Board of Directors all correspondence that, in his or her opinion, deals with the functions of our Board of Directors or committees thereof, or that he otherwise determines to be appropriate for their attention.

Director Compensation

The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a director during 2008, other than a director who also served as a named executive officer.

	Fees Earned
	or Paid in		Stock	Option
	Cash		Awards	Awards	Total
Name	($)		($)(6)	($)(7)	($)

William J. Cadogan(1)	72,500	(5)	15,765	157,300	245,565
Charles E. Hoffman(2)	47,500		19,718	157,300	224,518
Thomas Hopkins(3)	60,000	(5)	15,765	157,300	233,065
James McCormick	35,000		15,765	157,300	208,065
Donnie M. Moore(4)	55,000		—	157,300	212,300

(1)	Mr. Cadogan serves as the chair of both our Nominating/Corporate Governance Committee and Compensation Committee, and is a member of our Audit Committee.

(2)	Mr. Hoffman is a member of our Compensation Committee and Nominating/Corporate Governance Committee.

(3)	Mr. Hopkins is a member of our Audit Committee and Compensation Committee, and served as the chairman of our Audit Committee until May 2008.

(4)	Mr. Moore is a member of our Nominating/Corporate Governance Committee and Audit Committee, and became chairman of our Audit Committee in May 2008.

(5)	Includes $2,500 paid to each of Messrs. Cadogan and Hopkins for attendance by telephone of five (5) meetings of the Business Development Committee.

(6)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to restricted stock awards held by each director during the year in accordance with SFAS No. 123(R) for 2008, excluding forfeiture estimates. For the assumptions used for SFAS No. 123(R) value, see Footnote 2 to the Financial Statements for our Annual Report on Form 10-K for the year ended December 31, 2008. Our directors will not realize any value from these awards unless these awards are vested and sold. As of December 31, 2008, Messrs. Cadogan, Hopkins and McCormick held 3,586 restricted shares of our Common Stock and Mr. Hoffman held 4,286 restricted shares of our Common Stock.

(7)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to options held by each director during the year in accordance with SFAS No. 123(R) for 2008. For the assumptions used for SFAS No. 123(R) value, see Footnote 2 to the Financial Statements for the Annual Report on Form 10-K for the year ended December 31, 2008. Our directors will not realize any value from these awards unless the options are exercised and the underlying shares sold. As of December 31, 2008, each of Messrs. Cadogan, Hoffman, Hopkins and McCormick held options to purchase 55,000 shares of our Common Stock and Mr. Moore held options to purchase 45,000 shares of our Common Stock.

Each non-employee member of our Board of Directors is entitled to receive an annual retainer of $35,000. In addition, each non-employee director serving on our Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee is entitled to an annual retainer of $10,000, $7,500 and $5,000, respectively, and the chair of each such committee is entitled to an annual retainer of $20,000, $15,000 and $10,000, respectively. The retainer fees are paid in four quarterly payments on or about the first day of each calendar quarter. Each non-employee director who is a member of our Business Development Committee receives $750 for attending a meeting in person and $500 for attending a meeting by telephone. The fees, if any, are paid at the end of each quarter. Non-employee directors are also entitled to an initial stock option award to purchase 35,000 shares of our Common Stock upon such director’s election to our Board of Directors under our 2006 Equity Incentive Plan. The option will become exercisable for one-third of the shares after one year of service as a director, with the balance vesting in equal monthly installments over the remaining two years. On the first Tuesday in January of each year, each non-employee director receives an annual stock option award to purchase 10,000 shares of our Common Stock, which will vest in equal monthly installments over the following year. All such options will be granted at the fair market value on the date of the award. We currently have a policy to reimburse directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at Board of Directors and Committee meetings.

Compensation of Executive Officers

Compensation Discussion and Analysis

This section discusses the principles underlying our executive compensation decisions and the most important factors relevant to an analysis of these decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the tables and other quantitative information that follows this section. The following discussion and analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Our compensation of executives is designed to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above our expectations. The objective of our executive compensation program is to align executive compensation with our long-term business objectives and performance. We rely upon judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer. Factors affecting our judgments include the nature and scope of the executive officer’s responsibilities and his effectiveness in leading our initiatives to achieve corporate goals. We also take into account the executive compensation paid by our peer companies with which we believe we compete for talent. As described below, our Compensation Committee also from time to time retains Watson Wyatt to provide us with information regarding the compensation of executives at our peer companies. We believe that the skill, talent, judgment and dedication of our executive officers are critical factors affecting the long-term value of our company. Therefore, our goal is to maintain an executive compensation program that will attract and retain qualified executives who are able to contribute to our long-term success and motivate them to a high level of performance.

Our executives’ compensation has three primary components — salary, a yearly cash bonus, and stock option and/or restricted stock awards granted pursuant to our 2006 Equity Incentive Plan. These elements implement the compensation philosophy described above: (i) the salary component is designed to attract executives and reward satisfactory performance; (ii) the bonus component is tied to our overall performance and an individual executive’s contribution to our broader goals; and (iii) the option/restricted stock component is designed to retain key executives and align their ownership interests with our long-term success. In addition to these three compensation elements, we provide our executives with benefits that are generally available to our salaried employees.

We account for equity compensation paid to our employees under the rules of FAS 123(R), which requires us to estimate and record an expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is incurred. We structure cash bonus compensation so that it is taxable to our employees at the time it becomes available to them.

Our Compensation Committee’s current intent is to perform at least annually a strategic review of our executive officers’ base compensation and restricted stock and option holdings to determine whether they provide adequate incentives and motivation to our executive officers. The performance metrics against which the executives are measured are clearly communicated, measurable and consistently applied and include corporate and individual goals. Our Compensation Committee measures our performance against our specific performance goals established at the beginning of the fiscal year in determining the cash bonus pool. Our CEO, as the manager of the members of the executive team, assesses our overall performance and the executives’ achievements over the year against their individual goals, and makes a recommendation to our

Compensation Committee with respect to any merit increase in salary, cash bonus and stock option and restricted stock grants for each member of the executive team, other than himself. Our Compensation Committee meets to evaluate, discuss and modify or approve these recommendations, and to conduct a similar evaluation of our CEO’s contributions to corporate goals and achievement of individual goals. Our Compensation Committee meetings typically have included, for all or a portion of each meeting, not only the committee members but also our Chief Executive Officer, Chief Financial Officer and General Counsel, in his capacity as Secretary of our Compensation Committee.

We view the three components of our executive compensation as related but distinct. Although our Compensation Committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, and other factors we deem relevant, such as the executive’s contribution to our overall success. We believe that, as is common in our sector, stock option and restricted stock awards are equal in importance to salary and bonus considerations. We currently do not have a compensation plan for long-term compensation for executives.

Benchmarking of Base Compensation and Equity Holdings

Our Compensation Committee has the authority under its charter to select and retain consultants and other advisers to assist it in carrying out its duties. The Compensation Committee engages Watson Wyatt from time to time to provide data about the compensation paid by our peer companies and other employers who compete with us for executive talent. During 2008, our Compensation Committee updated our peer companies, in consultation with Watson Wyatt and our management as a result of changes in the company’s composition. In selecting our peer companies, Watson Wyatt analyzed various factors such as geography, employee headcount, research and development expenses, market capitalization, product candidate pipeline, and focus. The revised group of peer companies that was used for compensation decisions in 2008 are:

Concur Technologies, Inc.	Opnet Tech, Inc.	Syniverse, Inc.
NeuStar, Inc.	Rackable Systems, Inc.	Ultimate Software, Inc.
Omniture, Inc.	Rightnow Technologies, Inc.	Unica Corporation
Openwave Systems, Inc.	Shutterfly, Inc.	Kenexa Systems

Our Compensation Committee intends to review the peer companies periodically to reflect changes in market capitalization and other factors. Based on this review, our Compensation Committee has traditionally elected to set our respective executive officers’ salaries, bonuses and equity holdings at a level that it believes is competitive with executives with similar roles at our peer companies. Typically, our Compensation Committee’s goal is to provide overall compensation targeted in the mid-range of market competitive pay practices in our competitive peer group when targeted levels of performance are achieved as determined by the annual operating plan approved by our Board of Directors, however, from time to time, our Compensation Committee may use other benchmarks to determine executive compensation as it deems appropriate. In instances where an executive officer is uniquely key to our success, our Compensation Committee may provide compensation above this established benchmark. Our Compensation Committee’s choice of using the competitive overall compensation of these peer companies as its benchmark for compensation reflects our consideration of stockholders’ interests in paying what is necessary, but not significantly more than necessary, to achieve our corporate goals while conserving cash and equity as much as is practicable. We believe that, given the industry in which we operate and the corporate culture we have created, the total compensation and restricted stock and options we offer are generally sufficient to retain our existing executive officers and to hire new executive officers when and as required. In addition, Watson Wyatt provided equity compensation information to our Compensation Committee, including an analysis of equity grants provided by our peer companies, in connection with its review of equity incentives at its meeting held in December 2008.

Elements of Compensation

Base Salary.  We fix the base salary of each of our executives at a level we believe enables us to hire and retain individuals in a competitive environment and rewards satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the base salaries paid by our peer companies and the base salaries of other private and public companies with which we believe we compete for talent. As explained above, our Compensation Committee retained Watson Wyatt to provide us with information regarding the compensation of executives at our peer companies. Our Compensation Committee typically reviews executive salaries annually and makes salary adjustments based on the factors discussed above. In 2008, in connection with our annual review of compensation, Messrs. Waldis and Irving recommended to our Compensation Committee that none of our executives receive salary increases in light of the economic environment and the salary increases the executive officers received in 2007. Our Compensation Committee concurred with their recommendation.

Annual Incentive Bonus.  At the beginning of each year, including 2008, our Compensation Committee adopts an annual performance incentive compensation plan. The purpose of this plan is to reward our executives for performance that achieves our revenue, operating income and key strategic goals, as well as for their individual achievements. We have designed the bonuses for each executive to focus that executive on achieving key operational and/or financial objectives within a yearly time horizon. For each of our named executive officers other than Mr. Putnam, such officer’s annual target bonus is set forth in his employment agreement. Mr. Putnam has a separate incentive compensation plan, as described below. Under their respective employment agreements, Mr. Waldis’ annual target bonus is set at 65% of his annual base salary, and each of Messrs. Garcia’s, Irving’s and Tellez’s annual target bonus is set at 50% of his respective annual base salary. Each of Messrs. Garcia, Irving, Tellez and Waldis may earn in excess of his annual target bonus in the event that corporate and individual objectives set by the Board are exceeded. Under our incentive compensation plan, the maximum amount each of Messrs. Irving, Garcia and Tellez could have received in 2008 was 87.5% of their respective salaries and the maximum amount Mr. Waldis could have received in 2008 was 113.75% of his salary.

In December of 2007, our Compensation Committee established the performance goals and performance targets applicable under the incentive compensation plan for 2008 for cash bonuses that Messrs. Waldis, Garcia, Tellez and Irving were eligible to earn based on our 2008 internal annual operating plan, Our internal annual operating plan was developed by management and presented by Mr. Waldis, as Chief Executive Officer and President, and Mr. Irving, as Chief Financial Officer, to our Board of Directors for its review and approval. For each of Messrs. Waldis, Irving, Tellez and Garcia, 40% of the target bonus was based on our achieving 2008 revenue under our 2008 operating plan, 40% was based on our achieving 2008 operating income under our 2008 operating plan, and 20% was based on such person’s individual achievements and was discretionary. The threshold performance level, at which 25% of the target payout is warranted, is typically set at approximately 80-90% of the target level, depending on the particular performance measured. The performance level at which a maximum payout would be made is typically set at approximately 110% of the target level goal for each performance measure. The target performance levels under the annual incentive compensation plan are aligned with our annual operating plan to motivate executives to achieve those performance goals in a manner that is consistent with stockholder’s expectations of our forecasted results. As we expect to achieve our annual operating plan when it is set, we have similar expectations regarding the achievement of the goals under the annual incentive compensation plan. In addition, our Compensation Committee may pay the discretionary portion of the target bonus based on individual performance. Our Compensation Committee reviews the performance of each executive officer at least once per year.

In July of 2008, our Compensation Committee reviewed our revenue and operating income for the first half of 2008 and compared it to the target revenue and operating income in our 2008 operating plan and determined that it was unlikely that our revenue and operating income for the full year would achieve the threshold performance level at which bonuses would be earned. Our Compensation Committee, together with Messrs. Waldis and Irving, agreed that to provide incentives for our executive officers to achieve targeted goals that were in line with our revised operating plan, it was appropriate to consider alternatives to the original incentive compensation plan. As described below, in addition to working to achieve our revised targeted revenue and operating income, our Compensation Committee, together with Messrs. Waldis and Irving, included in this revised incentive plan certain customer-related objectives which they hoped would drive our future growth. Mr. Waldis asked that he be excluded from a revised incentive compensation plan because in his role of CEO he has responsibility for the original and the revised operating plan. In its July 2008 meeting, our Compensation Committee approved a revised incentive compensation plan. Under this revised plan, the target bonus for each of Messrs. Garcia, Tellez and Irving and the other executive officers (other than Mr. Waldis) was 50% of his original target bonus. For each of Messrs. Garcia and Irving, 25% of the target bonus, as reduced, was based on our achieving our revised 2008 revenue and operating income established in July of 2008, 40% of the target bonus, as reduced, was based on our generating certain revenue objectives with respect to customer engagements in new markets, and 35% of the target bonus, as reduced, was based on our generating significant revenue from customers in certain geographic regions. For Mr. Tellez, 50% of his target bonus, as reduced was based on the same metrics as Messrs. Irving and Garcia and the remaining 50% of his target bonus, as reduced was based on generating significant revenue from our customers in certain geographic regions. In 2008, none of the thresholds in the revised incentive compensation plan established in July were met and therefore no amounts were paid to Messrs. Irving, Garcia or Tellez. This is reflected in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table below.

For 2008, the incentive compensation plan for Mr. Putnam, as our Executive Vice President of Sales, is based on the revenue generated by his sales team. Under his incentive compensation plan, Mr. Putnam is entitled to receive four percent (4%) of the total contract value over the life of the original contract with any customer for which he was solely responsible in procuring prior to being promoted to his current position in 2005. Under the above terms, he received an initial two percent (2%) upon the signing of the contract and the remainder based on our collections during the life of the original contract. Upon being promoted to his current position in 2005, Mr. Putnam receives one percent (1%) of the collections received by us from customers for which his sales team was responsible for procuring. The actual amount paid to Mr. Putnam with respect to the incentive compensation plan is shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table below.

Long-Term Incentive Compensation.  The authority to make equity grants to executive officers rests with our Compensation Committee, although the Compensation Committee does consider the recommendations of our Chief Executive Officer and Chief Financial Officer, as well as survey data provided by Watson Wyatt. Generally, the size of each grant is set at a level that our Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period and the ratio of unvested to vested options held by the individual at the time of the new grant. Since our initial public offering, all awards of options to purchase shares of our common stock have been made at or above the market price at the time of the award, as reported on Nasdaq on the date of grant; for any option grants to any executive officer or employee who joins us, the options will be granted on the closing market value of our stock as reported on Nasdaq on the later of (i) the date of grant or (ii) the date the executive officer or employee joins the Company.

A stock option grant is made in the year that an executive officer commenced employment. At the end of each calendar year, at our Compensation Committee’s regularly scheduled December meeting, generally the first Tuesday in December, our Compensation Committee considers annual replenishment equity awards for executive officers based on recommendations from our Chief Executive Officer and survey data provided by Watson Wyatt. We believe that the resulting overlapping vesting schedule from awards made in prior years, together with the number of shares subject to each award, helps ensure a meaningful incentive to remain in our employ and to enhance stockholder value over time. Beginning at the end of 2006 and again in 2007 and 2008, annual replenishment awards were made through a combination of stock option grants and restricted stock. Our decision to use restricted stock to satisfy a portion of our annual replenishment equity awards was based on a desire to reduce short-term dilution and stock plan share usage, while simultaneously maintaining competitive rewards to retain employee talent. Restricted stock gives an employee the right to receive a specified number of shares of our Common Stock at no cost to the employee if the employee remains employed with us until the restricted stock vests. The restricted stock and stock option grants generally vest 25% after the first year and monthly thereafter for three additional years. Although its value may increase or decrease with changes in the stock price during the period before vesting, restricted stock will have value in the long term, thus encouraging retention, while the entire compensation value of a stock option depends on future stock price appreciation. Accordingly, restricted stock can deliver significantly greater share-for-share compensation value at grant than stock options and we can offer comparable compensation value with fewer shares and less dilution for our stockholders. The size of each annual grant is set at a level that our Compensation Committee deems appropriate based on its judgment, as well as from time to time counsel by Watson Wyatt to create a meaningful opportunity to realize value from equity based upon the employee’s position with us, the employee’s potential for future responsibility and promotion, the individual’s performance in the recent period, our performance in the recent period and the competitive marketplace trends.

As explained above, in 2008, our Compensation Committee retained Watson Wyatt to provide input on the annual replenishment grants for our executive officers based on an analysis of grants provided to executives at our peer companies. Watson Wyatt’s information included an analysis of equity grants provided by our peer companies. The option and restricted share numbers recommended by Watson Wyatt were higher than in previous years, based in part on the competitive practice at our peer companies. Our Compensation Committee together with our Chief Executive Officer used the ranges from Watson Wyatt’s analysis in determining option and restricted share awards for our executive officers. However, in light of the Company’s performance in 2008, our Compensation Committee awarded options and restricted shares on the low to mid range of Watson Wyatt’s recommendations. In addition, our Compensation Committee approved a number on the high end of Watson Wyatt’s recommendations for Mr. Garcia based on his successful ramp up by his service delivery team on several customer engagements. Based on Watson Wyatt’s recommendation, we included one (1) share of restricted stock for every eight (8) shares subject to a stock option. The number and value of the shares subject to our 2008 option grants to the named executive officers is reflected in the “Summary Compensation Table” and “Grants of Plan-Based Awards” tables below.

Chief Executive Officer Compensation.  Mr. Waldis’ 2008 compensation consisted of base salary and stock option and restricted stock grants. As discussed above, Mr. Waldis recommended to our Compensation Committee that he not receive any salary increase or bonus during 2008. In 2008, Mr. Waldis was awarded a stock option and restricted stock grant under our long-term incentive compensation plan at the same time and in accordance with the same methods used for other executives, as described above. The actual value of awards paid to Mr. Waldis in 2008 are shown in the “Summary Compensation Table” below.

As Chief Executive Officer and President, Mr. Waldis’ responsibilities are much greater than those of the other executives, as he is informed and involved, in a detailed manner, with each department’s progress toward our shared Company goals. In our industry, the Chief Executive Officer must be deeply aware of the Company’s strengths and obstacles, and have sharp strategic vision for the Company’s future while maintaining our ability to adapt to changed circumstances and prospects quickly and thoughtfully. We believe Mr. Waldis displays these skills. The successful progress of our research and development programs and success of our customer engagements brings value to the Company and our stockholders, and we believe Mr. Waldis’s direction in the decisions and actions that drive this progress merit the compensation that he receives.

Post-Termination Protection.  We have agreed to change in control severance arrangements with our executive officers, each of which is described below under the heading “Severance and Change in Control Arrangements.” Our Compensation Committee believes the change in control severance arrangements are important to protect our executive officers from any involuntary termination associated with a change in control and that the amounts are reasonable when compared with similar arrangements adopted by peer companies. Within this change in control severance arrangement, our Compensation Committee sought uniformity of results among the executive officers based on their positions at the Company. In addition, our Compensation Committee believes that the events triggering payment, both a change in control and an involuntary termination, and then only when there is no misconduct by the officer, are fair hurdles for the ensuing rewards. In addition, each of our executive officers would receive severance under his respective employment agreement if he is terminated without “cause” as defined in his employment agreement. The severance program is provided as a temporary source of income in the event of an executive’s involuntary termination of employment.

Other Benefits.  Our executives are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance and our 401(k) plan, in each case on the same basis as our other employees. We also lease an automobile (and pay applicable insurance and gas) for Messrs. Waldis and Irving to be used primarily for business purposes. We also provide Mr. Garcia with a car allowance for an automobile to be used primarily for business purposes. There were no other special benefits or perquisites provided to any executive officer in 2008. In 2006, we reimbursed a portion of the expenses incurred by Mr. Tellez in relocating his family to New Jersey in connection with his joining our Company and we paid Mr. Tellez an additional amount to cover taxes on the reimbursement.

Tax Deductibility of Pay.  Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. To qualify for an exemption from the $1,000,000 limitation, the stockholders were asked to approve a limit under the incentive plan on the maximum number of shares for which a participant may be granted stock options in any calendar year. Because the incentive plan and option grants under the incentive plan comply with the applicable requirements for this exemption, any compensation deemed paid to a named executive officer when he or she exercises an option with an exercise price that is at least equal to the fair market value of the option shares on the grant date should qualify as performance-based compensation and should not be subject to the $1,000,000 deduction limitation. Restricted stock awards are generally not considered performance-based under Section 162(m) of the Tax Code and, as such, are generally not deductible by us. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Although some amounts recorded as compensation by us to certain executives may be limited by Section 162(m), that limitation does not result in the current payment of increased federal income taxes by the Company due to its significant net operating loss carry forwards. Our Compensation Committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards not to comply with Section 162(m) if it determines that such action is appropriate and in our best interests.

Summary.  We believe that our compensation philosophy and programs are designed to foster a performance-oriented culture that aligns employees’ interests with those of our stockholders. We believe that the compensation of our executives is both appropriate for and responsive to the goal of improving stockholder value.

Compensation Committee Report(1)

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement submitted by the following members of the Compensation Committee:

William J. Cadogan, Chairman
Charles E. Hoffman
Thomas J. Hopkins

  (1) The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Synchronoss under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to the Company’s “principal executive officer”, “principal financial officer” and the three other highest paid executive officers (our “named executive officers”) for 2008:

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation		Total
Name and Principal Position(a)	Year	($)(1)(b)	($)(c)	($)(2)(d)	($)(3)(e)	(4)(f)	($)(g)		($)(h)

Stephen G. Waldis	2008	475,000	-0-	99,300	415,065	-0-	22,877	(5)	1,012,242
Chairman of the Board of	2007	450,000	86,450	233,820	1,120,305	432,250	15,750	(5)	2,338,575
Directors, President and Chief Executive Officer	2006	343,746	68,250	80,998	338,108	287,070	13,215	(5)	1,131,387
Lawrence R. Irving	2008	280,000	-0-	56,608	232,436	-0-	20,573	(6)	589,617
Chief Financial Officer and	2007	266,250	39,200	137,830	660,383	196,000	16,638	(6)	1,316,301
Treasurer	2006	221,250	33,750	47,084	295,978	132,494	11,173	(6)	741,729
Robert Garcia	2008	300,000	-0-	97,314	406,764	-0-	10,500	(7)	814,578
Chief Operating Officer	2007	281,250	42,000	147,685	707,558	210,000	5,650	(8)	1,394,143
	2006	218,749	33,750	770,860	345,505	132,494	1,500	(8)	1,502,859
Christopher Putnam	2008	180,000	—	19,860	83,013	121,387	7,750	(8)	412,010
Executive Vice President of	2007	180,000	—	59,060	283,027	452,867	5,650	(8)	980,604
Sales	2006	175,000	—	36,435	349,202	396,263	1,500	(8)	958,400
Omar Tellez	2008	225,000	-0-	19,860	83,013	-0-	7,750	(8)	335,623
Chief Marketing Officer	2007	212,500	19,688	73,825	353,790	157,500	7,750	(8)	825,053
	2006	100,000	160,000	18,076	324,432	—	121,774	(9)	724,282

(1)	The salary amount represents the salary earned from January 1 through December 31 of the applicable year. None of the executive officers received any increase in his salary in 2008. See discussion above under “Compensation, Discussion & Analysis — Base Salary.”

(2)	The value of stock awards granted to our executive officers has been estimated pursuant to SFAS No. 123(R) for 2008. For the assumptions used for SFAS No. 123(R) value, see Footnote 2 to the Financial Statements for our Annual Report on Form 10-K for the year ended December 31, 2008. Our executive officers will not realize the estimated value of these awards until these awards are vested and sold.

(3)	The value of option awards granted to our executive officers has been estimated pursuant to SFAS No. 123(R) for 2008. For the assumptions used for SFAS No. 123(R) value, see Footnote 2 to the Financial Statements for the Annual Report on Form 10-K for the year ended December 31, 2008. Our executive officers will not realize the estimated value of these awards until these awards are vested and exercised or sold.

(4)	The amounts under this column include amounts paid under the Company’s incentive compensation plan described under “Compensation Discussion & Analysis.”

(5)	Reflects amounts paid to Mr. Waldis for leasing an automobile, including insurance premiums, and 401(k) matching contribution.

(6)	Reflects amounts paid to Mr. Irving for leasing an automobile, including insurance premiums, and 401(k) matching contribution.

(7)	Reflects amounts paid to Mr. Garcia for a car allowance and 401(k) matching contributions.

(8)	Represents 401(k) matching contributions.

(9)	Reflects tax gross-up on relocation expenses in the amount of $121,774 paid to Mr. Tellez.

Salary and Non-Equity Incentive Plan Compensation in Proportion to Total Compensation

The amount of salary and non-equity incentive plan compensation earned in 2008 in proportion to the total compensation reported for each of our named executive officers was:

Mr. Waldis	47%
Mr. Irving	47%
Mr. Garcia	37%
Mr. Putnam	73%
Mr. Tellez	67%

Grants of Plan Based Awards

The following table sets forth each equity award granted to our named executive officers during the year ended December 31, 2008. The FAS 123(R) value of these awards is also reflected in columns (d) and (e) of the Summary Compensation Table above.

					All Other	All Other		Grant Date
					Stock Awards:	Option Awards:		Fair
		Estimated Future Payouts Under			Number of	Number of		Value of
		Non-			Shares of	Securities	Exercise or	Stock and
		Equity Incentive Plan Awards(1)			Stock or	Underlying	Base Price of	Option
	Grant	Threshold	Target	Maximum	Units	Options	Option Awards	Awards
Name(a)	Date(b)	($)(c)	($)(d)	($)(e)	(#)(f)	(#)(g)	($/Sh)(h)	($)(2)(i)

Stephen G. Waldis		0	308,750	540,313
	12/19/08				10,000			99,300
	12/19/08					80,000	9.93	415,200
Lawrence R. Irving		0	140,000	245,000
	12/19/08				5,600			55,608
	12/19/08					44,800	9.93	232,512
Robert Garcia		0	150,000	262,500
	12/19/08				9,800			97,314
	12/19/08					78,400	9.93	406,896
Christopher Putnam		—	—	—
	12/19/08				2,000			19,860
	12/19/08					16,000	9.93	83,040
Omar Tellez		0	112,500	196,875
	12/19/08				2,000			19,860
	12/19/08					16,000	9.93	83,040

(1)	Each of the named executive officers was granted a non-equity incentive plan award pursuant to our 2008 incentive compensation plan and their respective employment agreements. The amounts shown in the “Target” column reflect the target payment level under their respective employment agreement if the Company and each executive officer achieved all of their specific performance objectives and goals previously approved by our Compensation Committee. The amounts shown in the “Maximum” column reflect the target payment levels under their respective employment agreements if the Company and each executive officer achieves the maximum of each of the Company objectives and their individual objectives previously approved by our Compensation Committee. Mr. Putnam has no target payment level. The 2008 incentive compensation plan is discussed in greater detail in “Compensation Discussion and Analysis”. The actual amounts paid to each named executive officer are shown in the Summary Compensation Table above.

(2)	For restricted stock awards, the value in this column is based on the closing price of the Company’s common shares on the grant date ($9.93). For stock options, the amounts show hypothetical values at grant under a variation of the Black-Scholes option pricing model with the exercise price the same as the closing price of the Company’s common shares on the grant date ($9.93) and a seven-year life for each stock option. This model is a complicated mathematical formula that makes assumptions about stock option features. In particular, the model assumes that holders can exercise stock options immediately and freely transfer them. For these reasons, we caution that the values we show in the table are theoretical and may not reflect the amounts that option holders will realize.

Description of Awards Granted in 2008

•	Stephen G. Waldis: On December 19, 2008, we granted Mr. Waldis (i) an option to purchase 80,000 shares of our common stock and (ii) 10,000 restricted shares. The option vests with respect to the first 25% of the shares subject to the option upon completion of 12 months of continuous service after December 2, 2008, and with respect to an additional 1/48 of the shares subject to the option upon completion of each month of continuous service thereafter; our right to repurchase these restricted shares lapses with respect to the first 25% of the shares when Mr. Waldis completes 12 months of continuous service after December 2, 2008, and with respect to 1/48 of the shares each month of continuous service thereafter.

•	Lawrence R. Irving: On December 19, 2008, we granted Mr. Irving (i) an option to purchase 44,800 shares of our common stock and (ii) 5,600 restricted shares. The option vests with respect to the first 25% of the shares subject to the option upon completion of 12 months of continuous service after December 2, 2008, and with respect to an additional 1/48 of the shares subject to the option upon completion of each month of continuous service thereafter; our right to repurchase these restricted shares lapses with respect to the first 25% of the shares when Mr. Irving completes 12 months of continuous service after December 2, 2008, and with respect to 1/48 of the shares each month of continuous service thereafter.

•	Robert Garcia: On December 19, 2008, we granted Mr. Garcia (i) an option to purchase 78,400 shares of our common stock and (ii) 9,800 restricted shares. The option vests with respect to the first 25% of the shares subject to the option upon completion of 12 months of continuous service after December 2, 2008, and with respect to an additional 1/48 of the shares subject to the option upon completion of each month of continuous service thereafter; our right to repurchase these restricted shares lapses with respect to the first 25% of the shares when Mr. Garcia completes 12 months of continuous service after December 2, 2008, and with respect to 1/48 of the shares each month of continuous service thereafter.

•	Christopher Putnam: On December 19, 2008, we granted Mr. Putnam (i) an option to purchase 16,000 shares of our common stock and (ii) 2,000 restricted shares. The option vests with respect to the first 25% of the shares subject to the option upon completion of 12 months of continuous service after December 2, 2008, and with respect to an additional 1/48 of the shares subject to the option upon completion of each month of continuous service thereafter; our right to repurchase these restricted shares lapses with respect to the first 25% of the shares when Mr. Putnam completes 12 months of continuous service after December 2, 2008, and with respect to 1/48 of the shares each month of continuous service thereafter.

•	Omar Tellez: On December 19, 2008, we granted Mr. Tellez (i) an option to purchase 16,000 shares of our common stock and (ii) 2,000 restricted shares. The option vests with respect to the first 25% of the shares subject to the option upon completion of 12 months of continuous service after December 2, 2008, and with respect to an additional 1/48 of the shares subject to the option upon completion of each month of continuous service thereafter; our right to repurchase these restricted shares lapses with respect to the first 25% of the shares when Mr. Tellez completes 12 months of continuous service after December 2, 2008, and with respect to 1/48 of the shares each month of continuous service thereafter.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised option and all unvested stock held by each of our named executive officers as of December 31, 2008.

	Option Awards						Stock Awards
	Number of		Number of				Number of		Market Value of
	Securities		Securities				Shares or		Shares or Units of
	Underlying		Underlying		Option		Units of Stock		Stock That
	Unexercised		Unexercised		Exercise	Option	That Have		Have Not
	Options (#)		Options (#)		Price	Expiration	Not Vested		Vested
Name(a)	Exercisable(b)		Unexercisable(c)		($)(d)	Date(e)	(#)(f)		(1)(g)($)

Stephen G. Waldis	53,333	(2)	26,667	(2)	8.98	4/3/2016	3,333	(6)	35,530
	28,377	(3)	28,377	(3)	12.68	12/5/2016	3,547	(7)	37,811
	12,955	(4)	38,863	(4)	36.10	12/4/2014	4,857	(8)	51,776
			80,000	(5)	9.93	12/19/2015	10,000	(9)	106,600
Lawrence R. Irving	33,334	(2)	16,666	(2)	8.98	4/3/2016	1,875	(6)	19,988
	30,000	(2)	15,000	(2)	8.98	4/3/2016	2,128	(7)	22,684
	17,026	(3)	17,026	(3)	12.68	12/5/2016	2,863	(8)	30,520
	7,637	(4)	22,908	(4)	36.10	12/4/2014	5,600	(9)	59,696
			44,800	(5)	9.93	12/19/2015
Robert Garcia	312	(10)			0.29	2/5/2014	25,000	(12)	266,500
	36,747	(11)	1,667	(11)	1.84	4/12/2015	258	(13)	2,750
	50,000	(2)	25,000	(2)	8.98	4/3/2016	1,875	(6)	19,988
	30,000	(2)	15,000	(2)	8.98	4/3/2016	2,128	(7)	22,684
	17,026	(3)	17,026	(3)	12.68	12/5/2016	3,068	(8)	32,705
	8,183	(4)	24,544	(4)	36.10	12/4/2014	9,800	(9)	104,468
			78,400	(5)	9.93	12/19/2005
Christopher Putnam	3,205	(14)			0.29	12/6/2014	1,666	(6)	17,760
	51,146	(2)	33,333	(2)	8.98	4/3/2016	1,419	(7)	15,127
	25,915	(2)	13,333	(2)	8.98	4/3/2016	1,227	(8)	13,080
	11,351	(3)	11,350	(3)	12.68	12/5/2016	2,000	(9)	21,320
	3,274	(4)	9,817	(4)	36.10	12/4/2014
			16,000	(5)	9.93	12/19/2015
Omar Tellez	54,950	(15)	59,375	(15)	6.95	7/25/2016	1,576	(7)	16,800
	12,612	(3)	12,612	(3)	12.68	12/5/2016	1,533	(8)	16,342
	4,092	(4)	12,272	(4)	36.10	12/4/2014	2,000	(9)	21,320
			16,000	(5)	9.93	12/19/2015

(1)	Computed in accordance with SEC rules as the number of unvested shares multiplied by the closing market price of our Common Stock at the end of fiscal year 2008. The actual value (if any) to be realized by the executive officer depends on whether the shares vest and the future performance of our Common Stock. On December 31, 2008, the closing price of our Common Stock was $10.66 per share. Each of the options and restricted shares automatically vest if we are acquired and the officer is either involuntarily terminated or voluntarily resigns as discussed in more detain below under “Severance and Change in Control Arrangements.”

(2)	Messrs. Waldis, Irving, Garcia and Putnam received a grant of an option to purchase shares of our Common Stock under our 2000 Stock Plan on April 3, 2006. Starting with April 3, 2007, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of continuous service is completed. As a result, the option will be fully exercisable four years after the date of grant.

(3)	Messrs. Waldis, Irving, Garcia, Putnam and Tellez received a grant of an option to purchase shares of our Common Stock under our 2006 Equity Incentive Plan on December 5, 2006. Starting with December 5, 2007, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of continuous service is completed. As a result, the option will be fully exercisable four years after the date of grant.

(4)	Messrs. Waldis, Irving, Garcia, Putnam and Tellez received a grant of an option to purchase shares of our Common Stock under our 2006 Equity Incentive Plan on December 4, 2007. Starting with December 4, 2008, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of continuous service is completed. As a result, the option will be fully exercisable four years after the date of grant.

(5)	Messrs. Waldis, Irving, Garcia, Putnam and Tellez received a grant of an option to purchase shares of our Common Stock under our 2006 Equity Incentive Plan on December 19, 2008. Starting with December 2, 2009, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of continuous service is completed. As a result, the option will be fully exercisable four years after the date of grant.

(6)	Messrs. Waldis, Irving, Garcia and Putnam received a grant of restricted shares of our Common Stock under our 2006 Equity Incentive Plan on October 2, 2006. Starting with April 3, 2007, 25% of the shares vested. Thereafter, 1/48th of the shares vest when each additional month of continuous service is completed. As a result, the shares will fully vest four years after the date of grant.

(7)	Messrs. Waldis, Irving, Garcia, Putnam and Tellez received a grant of restricted shares of our Common Stock under our 2006 Equity Incentive Plan on December 5, 2006. Starting with December 5, 2007, 25% of the shares vested. Thereafter, 1/48th of the shares vest when each additional month of continuous service is completed. As a result, the shares will fully vest four years after the date of grant.

(8)	Messrs. Waldis, Irving, Garcia, Putnam and Tellez received a grant of restricted shares of our Common Stock under our 2006 Equity Incentive Plan on December 4, 2007. Starting with December 4, 2008, 25% of the shares vested. Thereafter, 1/48th of the shares vest when each additional month of continuous service is completed. As a result, the shares will fully vest four years after the date of grant.

(9)	Messrs. Waldis, Irving, Garcia, Putnam and Tellez received a grant of restricted shares of our Common Stock under our 2006 Equity Incentive Plan on December 19, 2008. Starting with December 4, 2009, 25% of the shares vest. Thereafter, 1/48th of the shares vest when each additional month of continuous service is completed. As a result, the shares will fully vest four years after the date of grant.

(10)	Mr. Garcia received a grant of an option to purchase shares of our Common Stock under our 2000 Stock Plan on February 19, 2004. Starting on February 19, 2005, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of continuous service is completed. As a result, each option became fully exercisable on February 19, 2008.

(11)	Mr. Garcia received a grant of an option to purchase shares of our Common Stock under our 2000 Stock Plan on April 12, 2005. Starting on January 3, 2006, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of continuous service is completed. As a result, the option will become fully exercisable four years after the date of grant.

(12)	Mr. Garcia received a grant of restricted shares of our Common Stock under our 2000 Stock Plan on April 3, 2006. Starting with April 3, 2007, 25% of the shares vested. Thereafter, 1/48th of the shares vest when each additional month of continuous service is completed. As a result, the shares will fully vest four years after the date of grant.

(13)	Mr. Garcia received a grant of restricted shares of our Common Stock under our 2000 Stock Plan on April 5, 2006. A total of 5,934 of the restricted shares vested on January 1, 2007; thereafter, 1/48th of the shares vested when each additional month of continuous service is completed. As a result, the shares will fully vest four years after the date of grant.

(14)	Mr. Putnam received a grant of an option to purchase shares of our Common Stock under our 2000 Stock Plan on December 21, 2004. Starting on December 6, 2005, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of continuous service is completed. As a result, each option became fully exercisable on December 6, 2008.

(15)	Mr. Tellez received a grant of an option to purchase shares of our Common Stock under our 2006 Equity Incentive Plan on July 25, 2006 at the commencement of his employment. Starting on July 25, 2007, each option could be exercised for a number of shares equal to 25% of the total amount of shares under the option. Thereafter, each option becomes exercisable for an additional 1/48th of the total number of shares when each additional month of continuous service is completed. As a result, each option will become fully exercisable four years after the date of grant.

Option Exercises and Stock Vested

The following table shows the number of shares acquired upon exercise of options by each named executive officer during the year ended December 31, 2008 and the number of shares of restricted stock held by each named executive officer that vested during the year ended December 31, 2008.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name(a)	(#)(b)	($)(c)	(#)(d)	($)(1)(e)

Stephen G. Waldis	—	—	5,893	77,238
Lawrence R. Irving	—	—	3,426	44,761
Robert Garcia	37,368	629,589	25,335	388,953
Christopher Putnam	20,027	286,893	2,369	33,234
Omar Tellez	11,890	200,344	1,300	15,425

(1)	For stock awards, value realized is based on the fair market value of our Common Stock on date of vesting. For option awards, value realized is based on the fair market value of our Common Stock on date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the executive officer.

Severance and Change in Control Arrangements

We have entered into employment agreements with our executive officers that contain severance/change in control provisions as described below, each of which expires on December 31, 2011. New employment agreements were entered into with each of our executive officers in 2008 to include changes to comply with Section 409A of the Internal Revenue Code. No substantive changes were made to the severance arrangements for any of the executive officers from his prior employment agreement. These individuals will only be eligible to receive severance payments if each such officer signs a general release of claims following an eligible termination. These severance arrangements are designed to promote stability and continuity of senior management.

Stephen G. Waldis.  If prior to, or more than 12 months following, the occurrence of a change in control of Synchronoss, Mr. Waldis’s employment is terminated for reasons other than cause or permanent disability, he shall receive a lump sum severance payment equal to two times his base salary, plus two times his average bonus received in the immediately preceding two years and, if Mr. Waldis resigns for good reason, the severance payment will be one and one-half times his base salary and average bonus. If within 12 months following a change in control, Mr. Waldis is terminated for reasons other than cause or permanent disability, or Mr. Waldis terminates his employment for good reason, he shall receive a lump sum severance payment equal to 2.99 times his base salary in effect at the time, plus two times his average bonus received in the immediately preceding two years.

Lawrence R. Irving.  If prior to, or more than 12 months following, the occurrence of a change in control of Synchronoss, Mr. Irving’s employment is terminated for reasons other than cause or permanent disability, he shall receive a lump sum severance payment equal to one and one-half times his base salary, plus one and one-half times his average bonus received in the immediately preceding two years and, if Mr. Irving resigns for good reason, the severance payment will be one times his base salary and average bonus. If within 12 months following a change in control, Mr. Irving is terminated for reasons other than cause or permanent disability, or Mr. Irving terminates his employment for good reason, he shall receive a lump sum severance payment equal to two times his base salary in effect at the time, plus two times his average bonus received in the immediately preceding two years.

Robert Garcia.  If prior to, or more than 12 months following, the occurrence of a change in control of Synchronoss, Mr. Garcia’s employment is terminated for reasons other than cause or permanent disability, he shall receive a lump sum severance payment equal to one and one-half times his base salary, plus one and one-half times his average bonus received in the immediately preceding two years and, if Mr. Garcia resigns for good reason, the severance payment will be one times his base salary and average bonus. If within 12 months following a change in control, Mr. Garcia is terminated for reasons other than cause or permanent disability, or Mr. Garcia terminates his employment for good reason, he shall receive a lump sum severance payment equal to two times his base salary in effect at the time, plus two times his average bonus received in the immediately preceding two years.

Christopher Putnam.  If prior to, or more than 12 months following, the occurrence of a change in control of Synchronoss, Mr. Putnam’s employment is terminated for reasons other than cause or permanent disability, he shall receive a lump sum severance payment equal to one and one-half times his base salary, plus all unpaid sales commissions earned by Mr. Putnam as of the time of the termination of his employment, and, if Mr. Putnam resigns for good reason, the severance payment will be one times his base salary plus all unpaid sales commissions earned by Mr. Putnam as of the time of the termination of his employment. If within 12 months following a change in control, Mr. Putnam is terminated for reasons other than cause or permanent disability, or Mr. Putnam terminates his employment for good reason, he shall receive a lump sum severance payment equal to two times his base salary in effect at the time, plus all unpaid sales commissions earned by Mr. Putnam as of the time of the termination of his employment.

Omar Tellez.  If prior to, or more than 12 months following, the occurrence of a change in control of Synchronoss, Mr. Tellez’s employment is terminated for reasons other than cause or permanent disability, he shall receive a lump sum severance payment equal to one and one-half times his base salary, plus one and one-half times his average bonus received in the immediately preceding two years and, if Mr. Tellez resigns for good reason, the severance payment will be one times his base salary and average bonus. If within 12 months following a change in control, Mr. Tellez is terminated for reasons other than cause or permanent disability, or Mr. Tellez terminates his employment for good reason, he shall receive a lump sum severance payment equal to two times his base salary in effect at the time, plus two times his average bonus received in the immediately preceding two years.

Our Compensation Committee of our Board of Directors, as plan administrator of our 2000 Stock Plan and 2006 Equity Incentive Plan, has the authority to provide for accelerated vesting of the shares of common stock subject to outstanding options held by our named executive officers and any other person in connection with certain changes in control of us.

In April 2006, our Compensation Committee approved agreements with each of Stephen G. Waldis, our President, Chief Executive Officer and Chairman, Lawrence R. Irving, our Chief Financial Officer and Treasurer, Robert Garcia, currently our Chief Operating Officer, and Christopher Putnam, our Executive Vice President of Sales, to provide that, effective upon the closing of our initial public offering, each of their outstanding options and restricted shares will vest and become exercisable in full if the officer’s employment is Involuntarily Terminated (as defined below) within twelve (12) months following a Change in Control (as defined below). Involuntary Termination includes the executive officer’s (i) discharge without cause or (ii) resignation following a change in position that materially reduces the officer’s level of authority or responsibility, a reduction in compensation or benefits, or relocation of the optionee’s workplace. A Change in

Control includes: (i) a merger of Synchronoss after which our own stockholders own 50% or less of the surviving corporation or its parent company; (ii) a sale of all or substantially all of our assets; (iii) a proxy contest that results in the replacement of more than one-half of our directors over a 24 month period; or (iv) an acquisition of 50% or more of our outstanding stock by any person or group, other than a person related to Synchronoss, such as a holding company owned by our stockholders. Upon joining the Company, we agreed to provide Omar Tellez, currently our Chief Marketing Officer, with the same vesting right with respect to any grants of options or restricted shares in the event of his Involuntary Termination within 12 months after a Change in Control as is provided for the above executive officers.

Estimated Payments and Benefits

The table below reflects the potential payments and benefits to which the named executive officers would be entitled under the Company’s change in control severance plan adopted by the Board of Directors. There are no agreements, arrangements or plans that entitle executive officers to severance, perquisites, or other enhanced benefits in connection with the termination of their employment other than pursuant to the change in control severance plan described above. The amounts shown in the table below assume that each termination was effective as of December 31, 2008, and that all eligibility requirements under the change in control severance plan were met.

			Termination		Termination Without
		Voluntary	Without	Termination	Cause or Resignation	Change in
		Resignation/	Cause	Due to	Following a Trigger	Control (no
		Termination	Prior to Change	Death or	Event After a Change	Termination of
Name	Benefit	for Cause	in Control	Disability	in Control	Employment)

Stephen G. Waldis	Severance(1)($)	-0-	1,468,700	308,750	1,938,950	-0-
	Option Acceleration(2)	-0-	-0-	-0-	94,799	-0-
	Restricted Stock Acceleration(3)($)	-0-	-0-	-0-	219,020	-0-
	Health, and Welfare(4)($)	-0-	-0-	7,382	-0-	-0-
	Vacation Payout(1)($)	27,404	27,404	27,404	27,404	-0-

	Total Value ($)	$27,404	1,496,104	$343,536	$2,280,173	$-0-

Lawrence R. Irving	Severance(1)($)	-0-	596,400	140,000	795,200	-0-
	Option Acceleration(2)	-0-	-0-	-0-	75,927	-0-
	Restricted Stock Acceleration(3)($)	-0-	-0-	-0-	125,543	-0-
	Health and Welfare(4)($)	-0-	-0-	7,382	-0-	-0-
	Vacation Payout(1)($)	16,154	16,154	16,154	16,154	-0-

	Total Value($)	$16,154	$612,554	$163,536	$1,012,824	$-0-

Robert Garcia	Severance(1)($)	-0-	639,000	150,000	852,000	-0-
	Option Acceleration(2)	-0-	-0-	-0-	111,830	-0-
	Restricted Stock Acceleration(3)($)	-0-	-0-	-0-	388,909	-0-
	Health and Welfare(4)($)	-0-	-0-	7,382	-0-	-0-
	Vacation Payout(1)($)	17,308	17,308	17,308	17,308	-0-

	Total Value($)	$17,308	$656,308	$174,690	$1,370,047	$-0-

Christopher Putnam	Severance(1)($)	-0-	391,387	121,000	481,387	-0-
	Option Acceleration(2)	-0-	-0-	-0-	75,379	-0-
	Restricted Stock Acceleration(3)($)	-0-	-0-	-0-	61,956	-0-
	Health and Welfare(4)($)	-0-	-0-	7,382	-0-	-0-
	Vacation Payout(1)($)	10,385	10,385	10,385	10,385	-0-

	Total Value($)	$10,385	$401,772	$138,767	$629,107	$-0-

Omar Tellez	Severance(1)($)	-0-	470,391	112,500	627,188	-0-
	Option Acceleration(2)	-0-	-0-	-0-	208,774	-0-
	Restricted Stock Acceleration(3)($)	-0-	-0-	-0-	52,159	-0-
	Health and Welfare(4)($)	-0-	-0-	7,382	-0-	-0-
	Vacation Payout(1)($)	12,981	12,981	12,981	12,981	-0-

	Total Value($)	$12,981	$483,372	$132,863	$901,102	$-0-

(1)	For purposes of valuing the severance and vacation payments in the table above, we used each executive’s base salary at the end of 2008 and 15 accrued but unused vacation days at the end of 2008.

(2)	The value of option acceleration shown in the table above was calculated based on the assumption that the officer’s employment termination and the change of control (if applicable) occurred on December 31, 2008. The value of the vesting acceleration was calculated by multiplying the number of unvested shares subject to each option by the difference between the closing price of the Company’s common stock on December 31, 2008, and the exercise price of the option.

(3)	The value of restricted stock acceleration shown in the table above was calculated based on the assumption that the officer’s employment and the change of control (if applicable) occurred on December 31, 2008. The value of the vesting acceleration was calculated by multiplying the number of unvested shares subject to each restricted stock grant by the closing price of the Company’s common stock on December 31, 2008.

(4)	Amounts reflects two times the current cost to the Company of the individual’s health and welfare benefits per year, as set forth in each individual executive’s employment agreement.

Equity Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of March 15, 2009 with respect to the beneficial ownership of our common stock by persons known to us to own beneficially more than 5% of our Common Stock, each of our directors, our executive officers named in the Summary Compensation Table, and all of our executive officers and directors as a group. We have no other class of equity securities outstanding.

As of March 15, 2009, 30,881,898 shares of our Common Stock were outstanding. The amounts and percentages of our Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission (“SEC”) governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of securities as to which such person has no economic interest.

	Beneficially
Name of Beneficial Owner	Owned(1)		Percent(2)

Stephen G. Waldis	1,915,202	(3)	6.2%
James M. McCormick	3,983,694	(4)	12.9%
William J. Cadogan	295,980	(5)	*
Charlie E. Hoffman	49,858	(6)	*
Thomas J. Hopkins	69,429	(7)	*
Donnie M. Moore	35,950	(8)	*
Lawrence R. Irving	307,297	(9)	*
Robert Garcia	221,425	(10)	*
Christopher Putnam	115,833	(11)	*
Omar Tellez	93,683	(12)	*
All executive officers and directors as a group (13 persons)	9,181,402		29.7%
Vertek Corporation 463 Mountain View Drive Colchester, VT 05446	2,000,000	(13)	6.5%
Institutional Venture Partners XI, L.P. 3000 Sand Hill Road Building 2, Suite 250 Menlo Park, CA 94025	3,748,425	(14)	12.1%
Harvest Capital Strategies LLC 600 Montgomery Street San Francisco, CA 94111	1,570,399	(15)	5.1%
Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94163	1,944,941	(16)	6.3%
FMR LLC 82 Devonshire Street Boston, MA 02109	1,808,411	(17)	5.9%

*	Less than 1% of the shares of common stock outstanding as of March 15, 2009.

(1)	Represents sum of shares owned and shares which may be purchased upon exercise of options exercisable within 60 days of March 15, 2009.

(2)	Any shares not outstanding which are subject to options exercisable within 60 days of March 15, 2009 are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by any person holding such shares but are not deemed outstanding for the purpose of computing the percentage of shares owned by any other person.

(3)	Includes 239,148 shares held by the Waldis Family Partnership, L.P. Includes 10,000 restricted shares granted on October 2, 2006, 25% of such shares vested on April 3, 2007, and 1/48th of such shares will vest for each month of continuous service by Mr. Waldis thereafter. Includes 7,094 restricted shares granted on December 5, 2006, 25% of such shares vested on December 5, 2007, and 1/48th of such shares will vest for each month of continuous service by Mr. Waldis thereafter. Includes 6,477 restricted shares granted on December 4, 2007, 25% of such shares vested on December 4, 2008, and 1/48th of such shares will vest for each month of continuous service by Mr. Waldis thereafter. Includes 10,000 restricted shares granted on December 19, 2008, 25% of such shares will vest on December 2, 2009, and 1/48th of such shares will vest for each month of continuous service by Mr. Waldis thereafter. Includes 114,307 shares subject to options exercisable within 60 days of March 15, 2009. Excludes 154,264 shares subject to options not exercisable within 60 days of March 15, 2009.

(4)	Excludes 734,200 shares held in two separate trusts for the benefit of certain of his family members, as to which he has no voting or investment power and disclaims beneficial ownership. Includes 1,000,000 shares held by a grantor retained annuity trust dated June 11, 2008, of which Mr. McCormick is the trustee. Includes 3,586 restricted shares granted on January 3, 2007, 33% of such shares vested on May 30, 2007 and 0.278% of such shares shall vest each month thereafter provided Mr. McCormick remains a director. Includes 57,222 shares subject to options exercisable within 60 days of March 15, 2009. Excludes 7,778 shares subject to options not exercisable within 60 days of March 15, 2009.

(5)	Includes 3,586 restricted shares granted on January 3, 2007, 33% of such shares vested on May 30, 2007 and 0.278% of such shares shall vest each month thereafter provided Mr. Cadogan remains a director. Includes 50,000 shares held by Barbara Cadogan, Mr. Cadogan’s wife. Includes 57,222 shares subject to options exercisable within 60 days of March 15, 2009. Excludes 7,778 shares subject to options not exercisable within 60 days of March 15, 2009.

(6)	Includes 4,286 restricted shares granted on January 3, 2007, 33% of such shares vested on June 14, 2007 and 0.278% of such shares shall vest each month thereafter provided Mr. Hoffman remains a director. Includes 45,572 shares subject to options exercisable within 60 days of March 15, 2009. Excludes 9,428 shares subject to options not exercisable within 60 days of March 15, 2009.

(7)	Includes 3,586 restricted shares granted on January 3, 2007, 33% of such shares vested on May 30, 2007 and 0.278% of such shares shall vest each month thereafter provided Mr. Hopkins remains a director. Includes 57,222 shares subject to options exercisable within 60 days of March 15, 2008 Excludes 7,778 shares subject to options not exercisable within 60 days of March 6, 2009.

(8)	Includes 35,950 shares subject to options exercisable within 60 days of March 15, 2009. Excludes 19,050 shares subject to options not exercisable within 60 days of March 15, 2009.

(9)	Includes 5,625 restricted shares granted on October 2, 2006, 25% of such shares vested on April 3, 2007 and 1/48th of such shares shall vest each month of continuous service by Mr. Irving thereafter. Includes 4,256 restricted shares granted on December 5, 2006, 25% of such shares vested on December 5, 2007 and 1/48th of such shares shall vest each month of continuous service by Mr. Irving thereafter. Includes 3,818 restricted shares granted on December 4, 2007, 25% of such shares will vest on December 5, 2008 and 1/48th of such shares shall vest each month of continuous service by Mr. Irving thereafter. Includes 5,600 restricted shares granted on December 19, 2008, 25% of such shares vested on December 2, 2009, and 1/48th of such shares will vest for each month of continuous service by Mr. Irving thereafter. Includes 104,620 shares subject to options exercisable within 60 days of March 15, 2009. Excludes 99,777 shares subject to options not exercisable within 60 days of March 15, 2009.

(10)	Includes 75,000 restricted shares granted on April 3, 2006, 25% of such shares vested on April 3, 2007, and 1/48th of such shares will vest for each month of continuous service by Mr. Garcia thereafter. Includes 12,383 shares granted on April 5, 2006, of which 6,448 shares vested as of February 28, 2007, and 1/48th of such shares shall vest for each month of continuous service by Mr. Garcia thereafter. Includes 5,625 restricted shares granted on October 2, 2006, 25% of such shares vested on April 3, 2007, and 1/48th of such shares will vest for each month of continuous service by Mr. Garcia thereafter.

Includes 4,256 restricted shares granted on December 5, 2006, 25% of such shares will vest on December 5, 2007, and 1/48th of such shares will vest for each month of continuous service by Mr. Garcia thereafter. Includes 4,091 restricted shares granted on December 4, 2007, 25% of such shares vested on December 4, 2008, and 1/48th of such shares will vest for each month of continuous service by Mr. Garcia thereafter. Includes 9,800 restricted shares granted on December 19, 2008, 25% of such shares will vest on December 2, 2009, and 1/48th of such shares will vest for each month of continuous service by Mr. Garcia thereafter. Includes 163,392 shares subject to options exercisable within 60 days of March 15, 2009. Excludes 140,515 shares subject to options not exercisable within 60 days of March 15, 2009.

(11)	Includes 5,000 restricted shares granted on October 2, 2006, 25% of such shares vested on April 3, 2007 and 1/48th of such shares shall vest each month of continuous service by Mr. Putnam thereafter. Includes 2,838 restricted shares granted on December 5, 2006, 25% of such shares vested on December 5, 2007 and 1/48th of such shares shall vest each month of continuous service by Mr. Putnam thereafter. Includes 1,636 restricted shares granted on December 4, 2007, 25% of such shares will vest on December 4, 2008 and 1/48th of such shares shall vest each month of continuous service by Mr. Putnam thereafter. Includes 2,000 restricted shares granted on December 19, 2008, 25% of such shares will vest on December 2, 2009, and 1/48th of such shares will vest for each month of continuous service by Mr Putnam thereafter. Includes 109,316 shares subject to options exercisable within 60 days of March 15, 2009. Excludes 64,772 shares subject to options not exercisable within 60 days of March 15, 2009.

(12)	Includes 3,153 restricted shares granted on December 5, 2006, 25% of such shares vested on December 5, 2007 and 1/48th of such shares will vest for each month of continuous service by Mr. Tellez thereafter. Includes 2,045 restricted shares granted on December 4, 2007, 25% of such shares will vest on December 4, 2008 and 1/48th of such shares will vest for each month of continuous service by Mr. Tellez thereafter. Includes 2,000 restricted shares granted on December 19, 2008, 25% of such shares will vest on December 2, 2009, and 1/48th of such shares will vest for each month of continuous service by Mr. Tellez thereafter. Includes 88,485 shares subject to options exercisable within 60 days of March 15, 2009. Excludes 83,428 shares subject to options not exercisable within 60 days of March 15, 2009.

(13)	Mr. McCormick, one of our directors, is the Chief Executive Officer and the sole stockholder of Vertek Corporation. Mr. McCormick exercises sole voting and dispositive power with respect to such shares.

(14)	Information on the holdings of Institutional Venture Partners XI, L.P. (“IVP XI”) includes the holdings of Institution Venture Partners XI GmbH & Co. Beteiligungs KG (“IVP XI KG”), Institutional Venture Management XI, LLC (“IVM XI”), Institutional Venture Partners XII, LP (“IVP XII”), Institutional Venture Management XII LLC (“IVM XII”), Todd C. Chaffee, Reid W. Dennis, Norman A. Fogelsong, Stephen J. Harrick, J. Sanford Miller and Dennis B. Phelps (collectively, the “IVP Entities”) and is taken from its Schedule 13G filed on February 2, 2009. The IVP Entities disclaim status as a “group”. Includes: 2,202,410 shares held by IVP XI; 352,590 shares held by IVP XI KG and 1,193,425 shares held by IVP XII. IVM XI serves as the sole general partner of IVP XI and the sole managing limited partner of IVP XI KG, and owns no securities directly. Messrs. Chaffee, Dennis, Fogelsong, Harrick, Miller and Phelps are managing directors of IVM XI and share voting and dispositive power over the shares held by IVP XI and IVP XI KG, however, they own no securities directly and they disclaim beneficial ownership of the shares held by IVP XI and IVP XI KG, except to the extent of their respective pecuniary interests therein. Messrs. Chaffee, Fogelsong, Harrick, Miller and Phelps are managing directors of IVM XII and share voting and dispositive power over the shares held by IVP XII; however, they own no securities directly and they disclaim beneficial ownership of the shares held by IVP XII, except to the extent of their respective pecuniary interests therein.

(15)	Information on the holdings of Harvest Capital Strategies LLC (formerly known as JMP Asset Management LLC) is taken from its Schedule 13G filed on February 17, 2009.

(16)	Information on the holdings of Wells Fargo & Company includes the holdings of Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC, Lowry Hill Investment Advisors, Inc. and Wells Fargo Bank, National Association and Wachovia Securities, LLC, and is taken from its Schedule 13G filed on January 27, 2009.

(17)	Information on the holdings of FMR LLC includes the holdings of Fidelity Management & Research Company (“Fidelity Management”), and is taken from its Schedule 13G filed on February 17, 2009.

Edward C. Johnson 3d and FMR LLC, through its control of Fidelity Management, have sole power to dispose of the shares.. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

Section 16(a) Beneficial Ownership Reporting Compliance

We believe that, during the fiscal year ended December 31, 2008, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements. In making these statements, we have relied upon a review of the copies of Section 16(a) reports furnished to us and the written representations of our directors, executive officers, and greater than 10% stockholders.

Certain Related Party Transactions

Transactions, arrangements or relationships in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest are subject to review, approval or ratification by our Board of Directors or a committee composed of members of our Board of Directors. Our Audit Committee has the principal responsibility for reviewing related person transactions pursuant to written policies and procedures adopted by our Board of Directors, subject to specified exceptions and other than those that involve compensation. In conformance with regulations of the Securities and Exchange Commission, these policies and procedures define related persons to include our executive officers, our directors and nominees to become a director of our company, any person who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, any immediate family member of, or person sharing the household with, any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner or in which such person has a 5% or greater beneficial ownership interest. As set forth in our policies and procedures, it is our general policy that related person transactions shall be consummated or shall continue only if approved or ratified by our Audit Committee or the disinterested members of our Board of Directors and only if the terms of the transaction are determined to be in, or not to be inconsistent with, the best interests of our company and our stockholders. The approval of our Compensation Committee is required to approve any transaction that involves compensation to our directors and executive officers. This approval process does not apply to any transaction that is available to all of our employees generally. During 2008, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements, which are described where required under “Executive Compensation” and “Director Compensation”.

Other Matters

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. In addition to the scheduled items of business, the meeting may consider stockholder proposals (including proposals omitted from the Proxy Statement and form of Proxy pursuant to the proxy rules of the SEC) and matters relating to the conduct of the meeting. As to any other business that may properly come before the meeting, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Report of the Audit Committee1

The Audit Committee of the Board of Directors consists of the three non-employee directors named below. The Board annually reviews the Nasdaq listing standards’ definition of independence for audit committee members and has determined that each member of the Audit Committee meets that standard. The Board of Directors has also determined that Thomas J. Hopkins and Donnie M. Moore are audit committee financial experts as described in applicable rules and regulations of the Securities and Exchange Commission.

The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee is responsible for selecting and engaging the Company’s independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee’s function is more fully described in its Charter, which the Board has adopted and which the Audit Committee reviews on an annual basis.

The Company’s management is responsible for preparing the Company’s financial statements and the Company’s financial reporting process. Ernst & Young LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed with the Company’s management the audited financial statements of the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “10-K”).

The Audit Committee has also reviewed and discussed with Ernst & Young LLP the audited financial statements in the 10-K. In addition, the Audit Committee discussed with Ernst & Young LLP those matters required to be discussed by Statement on Auditing Standards No. 61, as amended or supplemented, entitled “Communications with Audit Committees.” Additionally, Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, entitled “Independence Discussions with Audit Committees,” as amended, by the Independence Standards Board. The Audit Committee also discussed with Ernst & Young LLP its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the 10-K for filing with the United States Securities and Exchange Commission.

Submitted by the following members of the Audit Committee:

Donnie M. Moore, Chairman
William J. Cadogan
Thomas J. Hopkins

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Synchronoss Technologies, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of six directors. The directors who are nominated for election to the Board of Directors this year, each of their ages as of April 10, 2009, their position and office held with the Company and certain biographical information are set forth below. The directors to be elected will hold office until the 2012 Annual Meeting of Stockholders and until each of their successors is elected, or until such director’s death, resignation or removal. The nominees listed below are currently directors of the Company who were previously elected by the stockholders. It is the Company’s policy to encourage nominees for director to attend the Annual Meeting.

Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the two nominees receiving the most “For” voting (among votes properly cast in person or by proxy) will be elected. An instruction to “Withhold” authority to vote for one or more of the nominees will result in those nominees receiving fewer votes, but will not count as a vote against the nominees. Abstentions and “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) will have no effect on the outcome of the election of candidates for director. Because the election of directors is a matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If either nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our current Board of Directors, if any. Each of the persons nominated for election has agreed to serve if elected. We have no reason to believe that either of the nominees will be unable to serve.

Name	Age	Position Held with the Company

William J. Cadogan	60	Director
Stephen G. Waldis	41	Chairman of the Board, President and Chief Executive Officer

Nominees

William J. Cadogan, 60, has been a member of our Board of Directors since October 2005. From April 2001 until December 2006, Mr. Cadogan served as a Senior Managing Director with Vesbridge Partners, LLC, formerly St. Paul Venture Capital, a venture capital firm. Mr. Cadogan served as Chief Executive Officer and Chairman of the board of directors of Mahi Networks, Inc., a leading supplier of multi-service optical transport and switching solutions, from November 2004 until its merger with Meriton Networks in October 2005. Prior to joining St. Paul Venture Capital in April 2001, Mr. Cadogan was Chairman and Chief Executive Officer of Minnesota-based ADC, Inc., a leading global supplier of telecommunications infrastructure products and services. Mr. Cadogan received a bachelor’s degree in electrical engineering from Northeastern University and a master in business administration degree from the Wharton School at the University of Pennsylvania.

Stephen G. Waldis, 41, has served as Chairman of the Board of Directors since February of 2001 and has served as our President and Chief Executive Officer since founding Synchronoss in 2000. From 1994 to 2000, Mr. Waldis served as Chief Operating Officer at Vertek Corporation, a privately held professional services company serving the telecommunications industry (“Vertek”). From 1992 to 1994, Mr. Waldis served as Vice President of Sales and Marketing of Logical Design Solutions, a provider of telecom and interactive solutions. From 1989 to 1992, Mr. Waldis worked in various technical and product management roles at AT&T. Mr. Waldis received a degree in corporate communications from Seton Hall University.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH OF THE NAMED NOMINEES.

Continuing Directors — Term Ending in 2010

Charles E. Hoffman, 60, has been a member of our Board of Directors since June 2006. From 2001 until 2008, Mr. Hoffman was President and Chief Executive Officer of Covad Communications Group, Inc. Prior to 2001, Mr. Hoffman was President and Chief Executive Officer of Rogers AT&T. Prior to his time with Rogers, Mr. Hoffman served as President, Northeast Region, for Sprint PCS. Preceding his time with Sprint PCS, Mr. Hoffman spent 16 years at SBC Communications in various senior management positions, including Managing Director-Wireless for SBC International. Mr. Hoffman also serves as a director of Chordiant Software, Inc. Mr. Hoffman received a bachelor of science degree and a master in business administration degree from the University of Missouri, St. Louis.

James M. McCormick, 49, is a founder of Synchronoss, has been a member of our Board of Directors since our inception in 2000 and served as our Treasurer from September 2000 until December 2001. Mr. McCormick is founder and Chief Executive Officer of Vertek. Prior to founding Vertek in 1988, Mr. McCormick was a member of the Technical Staff at AT&T Bell Laboratories. Mr. McCormick received a bachelor of science in computer science from the University of Vermont and a master of science degree in computer science from the University of California — Berkeley.

Donnie M. Moore, 60, has been a member of our Board of Directors since April 2007. From 1989 until his retirement in 2001, Mr. Moore was Senior Vice President, Finance and Administration and Chief Financial Officer for Cognos Incorporated, a publicly-held company providing business intelligence and performance management solutions. From 1986 to 1989, Mr. Moore was Vice President, Finance and Chief Financial Officer of Cognos. Before joining Cognos, Mr. Moore held various positions at the Burroughs Corporation from 1973 to 1986, including Corporate Director, Plans and Analysis. Mr. Moore holds a bachelor of science degree in engineering from the University of Oklahoma and a master in business administration degree from the University of Houston.

Continuing Directors — Term Ending in 2011

Thomas J. Hopkins, 52, has been a member of our Board of Directors since December 2004. Mr. Hopkins is a Managing Director of Colchester Capital, LLC, an investment and advisory firm. Prior to Colchester Capital, Mr. Hopkins was involved in investment banking, principally at Deutsche Bank (and its predecessor Alex, Brown & Sons), Goldman, Sachs & Co. and Bear Stearns. He began his investment banking career at Drexel Burnham Lambert. Prior to investment banking, Mr. Hopkins was a lawyer for several years. Mr. Hopkins received a bachelor of arts degree from Dartmouth College, a juris doctorate from Villanova University School of Law and a master in business administration degree from the Wharton School at the University of Pennsylvania.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP, independent registered public accounting firm, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since its formation in 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP, as the independent registered public accounting firm of the Company for its fiscal year ended December 31, 2009, the Company must receive a “For” vote from the majority of all the outstanding shares that are present in person or represented by proxy and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted “For” or “Against” the proposal and will have no effect on the proposal.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2008 and December 31, 2007 by Ernst & Young LLP, the Company’s principal accountant.

	Fiscal Year Ended
	2008	2007
	(In thousands)

Audit Fees(1)	$813	$786
Tax Fees(2)	-0-	$10
All Other Fees	-0-	-0-

Total Fees	$813	$796

(1)	For professional services rendered for the audits of annual financial statements, including the audit of annual financial statements for the years ended December 31, 2008 and 2007. For the year ended 2008, the audit fees include the review of quarterly financial statements included in the Company’s quarterly reports on Form 10-Q and other regulatory filings or similar engagements and review of financial statements of Wisor Telecom Corp. in connection with the Company’s acquisition of this company.

(2)	Represented fees for services in connection with a study of Internal Revenue Code Section 382.

All services described above for 2008 were approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the Audit Committee’s approval of the scope of the engagement of Ernst & Young LLP or on an individual case-by-case basis before Ernst & Young LLP is engaged to provide a service. The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

ANNUAL MEETING OF STOCKHOLDERS OF SYNCHRONOSS TECHNOLOGIES, INC. May 14, 2009 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://phx.corporate-ir.net/phoenix.zhtml?c=197199&p=proxy Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20230000000000000000 0 051409 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF ERNST & YOUNG, LLP, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To elect the following nominees to serve on the Board of Directors until FOR AGAINST ABSTAIN the 2012 annual meeting of stockholders or until their successors have 2. To ratify the appointment of Ernst & Young LLP as the been duly elected and qualified: Company’s independent registered public accounting firm for NOMINEES: the fiscal year ending December 31, 2009. FOR ALL NOMINEES O William J. Cadogan O Stephen G. Waldis In his discretion, the proxy holder is authorized to vote upon such other business WITHHOLD AUTHORITY FOR ALL NOMINEES as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the accompanying Notice of Annual FOR ALL EXCEPT (See instructions below) Meeting of Stockholders and Proxy Statement. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SYNCHRONOSS TECHNOLOGIES, INC. This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on May 14, 2009 As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card. The undersigned appoints Ronald J. Prague and Lawrence R. Irving, or either of them, proxies for the undersigned, to attend the Annual Meeting of Stockholders of Synchronoss Technologies, Inc. (the “Company”), to be held on May 14, 2009 at 10:00 a.m., Eastern Standard Time, at the Bridgewater Marriott Hotel, 700 Commons Way, Bridgewater, New Jersey 08807, and at any adjournments or postponements of the Annual Meeting, and hereby authorizes such person to represent and to vote as specified in this Proxy all the Common Stock of the Company that the undersigned would be entitled to vote if personally present. This Proxy, when properly executed, will be voted in accordance with your indicated directions. If no direction is made, the proxy holder will have the authority to vote FOR the election of both Director nominees identified in proposal 1 and FOR proposal 2 as set forth on the reverse side. (Continued and to be signed on the reverse side) 14475

ANNUAL MEETING OF STOCKHOLDERS OF SYNCHRONOSS TECHNOLOGIES, INC. May 14, 2009 PROXY VOTING INSTRUCTIONS INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any COMPANY NUMBER touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. ACCOUNT NUMBER Vote online/phone until 11:59 PM EST the day before the meeting. MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON — You may vote your shares in person by attending the Annual Meeting. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://phx.corporate-ir.net/phoenix.zhtml?c=197199&p=proxy Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20230000000000000000 0 051409 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF ERNST & YOUNG, LLP, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To elect the following nominees to serve on the Board of Directors until FOR AGAINST ABSTAIN the 2012 annual meeting of stockholders or until their successors have 2. To ratify the appointment of Ernst & Young LLP as the been duly elected and qualified: Company’s independent registered public accounting firm for NOMINEES: the fiscal year ending December 31, 2009. FOR ALL NOMINEES O William J. Cadogan O Stephen G. Waldis In his discretion, the proxy holder is authorized to vote upon such other business WITHHOLD AUTHORITY FOR ALL NOMINEES as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the accompanying Notice of Annual FOR ALL EXCEPT (See instructions below) Meeting of Stockholders and Proxy Statement. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.